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                                                                    EXHIBIT 23.6

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We hereby consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation to register 6,000,000 shares of Common Stock on Form S-3 of our report dated July 31, 1997, with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in this Prospectus which is part of such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
January 5, 1999